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                                                                   Exhibit 10.33

                  -------------------------------------------
                         STANDARD FORM OF OFFICE LEASE
                    The Real Estate Board of New York, Inc.
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Agreement of Lease, made as of this   day of March 13 1989, between GOULD
INVESTORS L. P., by its Managing General Partner, GEORGETOWN PARTNERS, INC., with offices located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

party of the first part, hereinafter referred to as OWNER* or Landlord, and INTEGRATED CASH MANAGEMENT SERVICES, INC., a New York corporation with offices presently located at 150 Nassau Street, New York, New York 10038 party of the second part, hereinafter referred to as TENANT
Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Suite No. 601, located on the sixth floor, presently occupied by AVX Corp which is approximately 9,800 gross rentable sq. ft. as per exhibit "A" in the building known as 60 Cutter Mill Road, Village of Great Neck Plaza, Town of North Hempstead, County of Nassau, Great Neck, New York 11021 for a term of Five (5) years

                   (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of July nineteen hundred and eighty nine, and to end on the 30th day of June nineteen hundred and ninety four both dates inclusive, at an annual rental rate for the first lease year of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000.00) the "fixed rent", payable $20,000.00 per month on the first day of each and every month. For the lease years thereafter, see Paragraph 39 which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent            1. Tenant shall pay the fixed rent and additional rent as above
Occupancy       and as hereinafter provided

                2. Tenant shall use and occupy demised premises for executive and general offices for a computer software company

Tenant          3. Tenant shall make no changes in or to the demised premises
Alterations:    of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either ?? retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance     4. Tenant shall, throughout the term of this lease, take good
and             care of the demised premises and the fixtures and appurtenances
Repairs         therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or and for no other purpose which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window          5. Tenant will not clean nor require, permit, suffer or allow
Cleaning:       any window in the demised premises to be cleaned from the
                outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or assetting jurisdiction.

Requirements    6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at
Fire Insurance, Tenant's sole cost and expense, shall promptly comply with all
Floor Loads:    present and future laws, orders and regulations of all state, federal municipal and local governments, departments,
commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's

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use of manner of use of the premises of the building including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto Tenant may, after securing, Owner to Owner, satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expenses, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7.  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property-      8.  Owner or its agents shall not be liable for any damage to
Loss, Damage, property of Tenant or of others entrusted to employees of the Reimbursement building, nor for loss of or damage to any property of Tenant by
Indemnity:     theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release. Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction,   9.  (a) If the demised premises or any part thereof shall be
Fire and Other damaged by fire or other casualty, Tenant shall give
Casualty:      immediate notice thereof to Owner and this lease shall
               [illegible] force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored [illegible] subject to Owner's right to elect not to restore the same as herein provided (d) If the demised premises are rendered wholly [illegible] whether; or not the demised premises are damaged in whole or in part the building shall be so damaged that Owner shall decide to demolish or to rebuild it, then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after [illegible] or casualty, specifying a date for the expiration of the lease, which shall not be more than 60 days after the giving of such notice, and the date specified in such notice the term of this lease shall expire as and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender, vacate the premises without prejudice however, to Landlord's right to remedies against Tenant under the lease provisions in effect prior to termination, and any rent owing shall be paid up to such date and payments of rent made by Tenant which were on account of any [illegible] subsequent to such date shall be returned to Tenant. Unless Owner [illegible] serve a termination notice as provided for herein, Owner shall make repairs and restorations under the conditions of (b) and (c) hereof, [illegible] all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. [illegible] any such casualty, Tenant shall cooperate with Owner's restoration removing from the premises as promptly as reasonably possible, [illegible] Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days [illegible] written notice from Owner that the premises are substantially ready after Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or [illegible] casualty. Notwithstanding the foregoing, each party shall look first to insurance in its favor before making any claim against the other party recovery for loss or damage resulting from fire or other casualty, and the extent that such insurance is in force and collectible and to the [illegible] permitted by law, Owner and Tenant each hereby releases and waives [illegible] right of recovery against the other or any one claiming through or [illegible] each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, if, and to the extent, that such waiver can be obtained on by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions herein with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent        10. If the whole or any part of the demised premise shall be
Domain:        acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and [illegible] that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment,    11. Tenant, for itself, its heirs, distributees, executors,
Mortgage,      administrators, legal representatives, successors and assigns,
Etc.:          expressly covenants that it shall not assign mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if or - any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee under-tenant or occupant, and apply the net amount collected to the [illegible] herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. (See Rider #63)

Electric       12. Rates and conditions in respect to submetering of rent
Current:       inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of the electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. (See Rider No. 38)

Access to      13. Owner or Owner's agents shall have the right (but shall not
Premises:      be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the
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same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement or rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault,         14.  No Vaults, vault space or area, whether or not enclosed or
Vault Space,   covered, not within the property line of the building is leased
Area:          hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:     15.  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:    16.  (a) Anything elsewhere in this lease to the contrary
               notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit or creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                    (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair ad reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule or law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under (S) 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such [illegible] period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                    (2) If the notice provided for in (1) hereof [illegible] have been given, and the term shall expire as aforesaid, or if Tenant [illegible] make default in the payment of the rent reserved herein or any item additional rent herein mentioned or any part of either or in making other payment herein required: then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, [illegible] the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had [illegible] been made, and Tenant hereby waives the service of notice of intention re-enter or to institute legal proceedings to that end. If Tenant shall [illegible] default hereunder prior to the date fixed as the commencement of a renewal or extension of this lease, Owner may cancel and terminate the renewal or extension agreement by written notice.

Remedies of    18.  In case of any such default, re-entry, expiration and/or
Owner and      dispossess by summary proceedings or otherwise, (a) the rent
Waiver of      shall become due thereupon [illegible] and [illegible] paid up
Redemption:    to the time of such re-entry, dispossess and expiration, (b)
               Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of [illegible] lease and may grant concessions or free rent or charge a higher rental [illegible] that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's convenants herein contained, any deficiency between the rent hereby reserved and/or convenated to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period, which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such xpenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and or decorations in the demised premises as Owner, in Owner's sole judgment considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sum payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in the lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of the lease, or otherwise.

Fees and       19.  If Tenant shall default in the observance of performance of
Expenses       any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, make any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building       20.  Owner shall have the right at any time without the same
Alterations    constituting an eviction and without incurring liability to
and            Tenant therefor to change the arrangement and/or location of
Management:    public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by [illegible] annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Repre-      21.  Neither Owner nor Owner's agents have made any
sentations by  representations or promises with respect to the physical
Owner:         condition of the building, the land upon which
               it is erected or the demised premises, the rents, leases,
expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possesion of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possesion was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of         22.  Upon the expiration or other termination of the term of this
Term:          lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet          23.  Owner covenants and agrees with Tenant that upon Tenant
Enjoyment:     paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 30 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure        24.  If Owner is unable to give possession of the demised
to Give        premises on the date of the commencement of the term hereof,
Possession:    because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No             25.  The failure of Owner to seek redress for violation of, or to
Waiver:        insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver         26.  It is mutually agreed by and between Owner and Tenant that
of Trial       the respective parties hereto shall and they hereby do waive
by Jury:       trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant [illegible] of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to   27.  This Lease and the obligation of Tenant to pay rent
Perform:       hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or delayed in supplying any service expressly or impliedly to be supplied or unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by [illegible] or other emergency.

Bills and      28.  Except as otherwise in this lease provided, a bill
Notices:       statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services       29.  As long as Tenant is not in default under any of the
Provided by    covenants of this lease, Owners shall provide: (a) necessary
Owners         elevator facilities on business days from 8 a.m. to 6 p.m. and on
               Saturdays from 8 a.m. to 1 p.m and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises is serviced by Owner's air conditioning cooling and ventilating system, air conditioning cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8.00 a.m. to 6.00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense, RIDER to be added in respect to rates and conditions for such additional service; (1) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions:      30.  The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:   31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as astore or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

_______________
[LOGO]    Rider to be added if necessary.

Adjacent        32. If an excavation shall be made upon land adjacent to the
Excavation-     demised premises, or shall be authorized to be made, Tenant
Sharing:        shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and       33. Tenant and Tenant's servants, employees, agents, visitors,
Regulations     and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:       34. Tenant has deposited with Owner the sum of $40,000.00* as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant has fully and faithfully comply with all of the terms, provisions, covenant and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premise form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made [illegible] the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the money deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel        35. Tenant, at any time, and from time to time, upon at least 10
Certificate     days' prior notice by Owner, shall execute acknowledge and deliver to Owner, and/or to any other person, firm or
corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors      36. The covenants, conditions and agreements contained in this
and Assigns:    lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors,
administrators, successors, and except as otherwise provided in this lease, their assigns.

___________________
* Space to be filled in or deleted.

     (SEE RIDERS NO. 37 THROUGH 63 ATTACHED HERETO AND MADE A PART HEREOF)

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                     GOULD INVESTORS L. P.
                                     By its Managing General Partner
                                     GEORGETOWN PARTNERS, INC.

Witness for Owner:                   ................................... [SEAL]

 ..............................   By: /s/ Matthew J. Gould
                                     ................................... [L.S.]
                                        Matthew J. Gould, Vice President

Witness for Tenant:                 INTEGRATED CASH MANAGEMENTS SERVICES, [SEAL]
                                    INC.

/s/ [ILLEGIBLE]^^                By: /s/ [ILLEGIBLE]^^
 ..............................       ................................... [L.S.]

                                ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,  ss.:
County of

     On this       day of               , 19     , before me


personally came
to me known, who being by me duly sworn, did depose and say that he resides in

that he is the                       of

the corporation described in and which executed the foregoing instrument, as OWNER, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                             .................................

INDIVIDUAL OWNER
STATE OF NEW YORK,   ss.:
County of

     On this       day of               , 19     , before me

personally came

to me known and known to me to be the individual
described in and who, as OWNER, executed the foregoing instrument and
acknowledged to me that                         he executed the same.

                                             .................................

CORPORATE TENANT
STATE OF NEW YORK,  ss.:
County of

                                    [STAMP]

     On this       day of               , 19     , before me


personally came
to me known, who being by me duly sworn, did depose and say that he resides in

                                    [STAMP]

that he is the                       of

the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                              /s/ Barbara Verrale
                                             .................................

INDIVIDUAL TENANT
STATE OF NEW YORK,   ss.:
County of

     On this       day of               , 19     , before me

personally came

to me known and known to me to be the individual
described in and who, as TENANT, executed the foregoing instrument and
acknowledged to me that                         he executed the same.

                                             .................................

*The security on deposit is to earn pass book interest payable to the Tenant, less 1% administration expense to Landlord. Interest payable at the end of the five year term.

     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within Lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or pro-of, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of [illegible] within lease. The undersigned further covenants and agrees that this guaranty [illegible] remain and continue in full force and effect as to any renewal, modification or [illegible] of this lease and during any period when Tenant is occupying the premises as a "statutory tenant". As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or this guaranty that Owner and the undersigned shall and do hereby waive trial by a jury.

     Dated New York City.................................   19..................

WITNESS:

 ...............................................................................

STATE OF NEW YORK  )   ss.:
   County of       )

   On this           day of                      , 19    , before me personally
came    , to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same


                                                ..............................
                                                       Notary

 ............................................................................[L S

Residence......................................................................

Business Address...............................................................

Firm Name.......................................................................


                        [LOGO] IMPORTANT - PLEASE READ  [LOGO]

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE
                               WITH ARTICLE 33.


1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building, and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted of affixed by any Tenant on any part of the outside of the demised premises of the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises of the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violate any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building between the hours of 6 P.M and 8 A.M and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability and as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioner or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M in the case of services required on week days, and prior to 3:00 P.M on the day prior in the case of after hours service required on weekends or on holidays.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address

Premises
=====================================    =======================================

                                      TO

================================================================================

                                STANDARD FORM OF

[REAL ESTATE BOARD OF               Office                 [REAL ESTATE BOARD OF
NEW YORK STAMP]                     Lease                  NEW YORK STAMP]


                    The Real Estate Board of New York, Inc.
                    (C)Copyright 983. All rights Reserved.
                 Reproduction in whole or in part prohibited.

=====================================    =======================================

Dated                                                                 19

Rent per Year

Rent per Month


Term
From
To

Drawn by ..................................Checked by ..........................

Entered by ................................Approved by .........................

=====================================    =======================================

March, 1989 BY AND BETWEEN GOULD INVESTORS L. P., BY ITS MANAGING GENERAL PARTNER, GEORGETOWN PARTNERS, INC., AS LANDLORD AND INTEGRATED CASH MANAGEMENT SERVICES, INC., AS TENANT, PERTAINING TO SUITE 601 LOCATED ON THE 6th FLOOR OF BUILDING KNOWN AS 60 CUTTER MILL ROAD, GREAT NECK, NEW YORK 11021.

--------------------------------------------------------------------------------

37.  A.   RIDER PROVISION PARAMOUNT. If and to the extent that any of the
          -------------------------
provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

     B.   ADDITIONAL DEFINITIONS. For the purposes of this lease and all
          ----------------------
agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

          (1) The term "fixed rent" shall mean that rent at the annual rental rate or rates provided for in the granting clause appearing at the beginning of this lease.

          (2) The term "additional rent" shall mean all sums of money, other than fixed rent, as shall become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

          (3) The term "rents" shall mean fixed rent and additional rent hereunder.

          (4) The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this lease, or to be determined pursuant to the provisions of this lease, respectively, as the beginning and the end of the term for which the Demised Premises are hereby leased.

          (5) Tenant's obligation hereunder shall be construed in every instance as conditions as well as covenants.

          (6) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named when Tenant herein named or such assignee or other successor in interest, as the case may be is in possession of the Demised Premises as Owner of the Tenant's estate and interest granted by this lease, and also if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenants.

          (7) Any transfer by operation of law or otherwise, of Tenant's interest in this lease or of a 50% or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this lease within the meaning of Article II.

          (8) All references in this lease to numbered Articles and lettered Exhibits are references to Articles of this lease and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

          (9) The term "Land" shall mean that certain parcel of land located at 60 Cutter Hill Road, Great Neck, New York, County of Nassau, and the term "Building" shall mean the commercial building presently, existing on the Land.

          (10) For the purposes of this Lease, the period of time commencing with the Commencement Date through and including the last day of the 11th calendar month following the calendar month of the Commencement Date shall be deemed the First Lease Year. Each successive 12 calendar months (or part thereof) shall be deemed a Lease Year. The Lease Year following the First Lease Year shall be deemed the Second Lease Year, etc.

The fixed rent as set forth in Paragraph No. 39, includes the contemplated costs of electricity, which the Tenant will consume in the demised premises. The aforesaid estimated costs are based upon the representation by Tenant to Landlord that Tenant will utilize in the demised premises during the term, the normal office machines and equipment for an office which will maintain a maximum capacity of 45 persons and will consume energy for 70 personal computers and one Tandem mini-computer. If during the term, Tenant's contemplated usage or persons regularly in the demised premises is in excess then a survey is needed and will be obtained and that Landlord shall be entitled to an increase in the fixed rent as a result of Tenant's consumption of electricity in excess of the contemplated usage as provided hereinbefore. The regular office hours are from 8 A.M. to 6 P.M. Monday through Friday provided there are occasional overtime/work and weekend.

               Landlord may install a meter or submeter to measure Tenant's actual consumption. The cost of installing such meter or submeter shall be shared equally by Landlord.

FIXED RENT:    39. For the second lease year, Tenant's obligation for the fixed rent shall be at the annual rate of TWO HUNDRED FIFTY FOUR
               THOUSAND FOUR HUNDRED DOLLARS ($254,400.00), payable the first day of each month at the rate of TWENTY ONE THOUSAND TWO HUNDRED
               DOLLARS ($21,200.00) per month.

               For the third lease year, Tenant's obligation for the fixed rent shall be at the annual rate of TWO HUNDRED SIXTY NINE THOUSAND FOUR HUNDRED DOLLARS ($269,400.00), payable the first day of each month at the rate of TWENTY TWO THOUSAND FOUR HUNDRED FIFTY DOLLARS ($22,450.00) per month.

               For the fourth lease year, Tenant's obligation for the fixed rent shall be at the annual rate of TWO HUNDRED EIGHTY FIVE THOUSAND DOLLARS ($285,000.00), payable the first day of each month at the rate of TWENTY THREE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($23,750.00) per month.

               For the fifth lease year, Tenant's obligation for the fixed rent shall be at the annual rate of THREE HUNDRED ONE THOUSAND TWO HUNDRED DOLLARS ($301,200.00), payable the first day of each month at the rate of TWENTY FIVE THOUSAND ONE HUNDRED DOLLARS ($25,100.00) per month.

REAL ESTATE    40.
FEES:

SIGNS: 41. The Landlord has determined to operate the building with no signs on any doors, but rather with individual tenant's space designated only by Suite number with a directory board on each floor, as well as in the lobby. In the event the Tenant places any signs in any portion of the building, the Landlord may remove said sign. By execution hereof, Tenant acknowledges and agrees that the aforementioned decision is binding and agreeable to tenant.

LIABILITY  42.  Throughout the term of the within lease, Tenant, at its own cost
INSURANCE: and expense, shall procure and maintain public liability insurance in the amount of $500,000/$1,000,000 for damages or injury to a person or persons, and $25,000 for property damage, which said policy shall name the Landlord as an additional insured. A certified copy of said policy or other evidence of coverage satisfactory to Landlord shall be delivered to the Landlord within twenty (20) days after the commencement of the demised term, and renewals at least ten (10) days prior to expiration of each policy period. Said policy shall also provide that it shall not be cancelled, unless thirty (30) days written notice thereof is given to Landlord. Should Tenant fail to procure or maintain said insurance as hereinabove required, Landlord shall have the right to obtain such insurance at Tenant's cost and expense, and such charge shall be collectible by the Landlord as additional rental hereunder. The company writing such insurance shall be licensed to do business in New York State and shall be reasonably satisfactory to Landlord. The amount of insurance required to be maintained shall be increased should Landlord determine that, conditions warrant such increase. Tenant agrees to indemnify and hold harmless Landlord from any liability for damages to any person or property in, or on the demised premises from any cause whatsoever.

RELATIONSHIP  43.  The relationship of the parties to this lease shall be that
OF PARTIES:   of Landlord and Tenant and nothing herein shall be deemed to constitute a relationship of joint venture, partner, or any other relationship other than that of Landlord and Tenant.

RENT          44.
CONTROL:

SUMMARY       45.  Tenant waives any and all rights to interpose any
PROCEEDING:   counterclaim in any summary proceeding for the non-payment of rent; and any and all claims that may be asserted by tenant shall only be made the subject of a separate action.

ABANDONED     46.
PROPERTY:

INVALIDITY:   47. If any term or provision of this lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this lease shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law, and such invalid or unenforceable provision shall be replaced by a valid and enforceable provision as similar to the original provision as possible.

DEFAULT IN    48.
OTHER LEASE:

BROKER: 49. Tenant represents that no broker was involved in its negotiations concerning the demised premises except Majestic Property Management Corp. Tenant further represents that it dealt with no other persons concerning the demised premises.

               of Tenant, Tenant shall nonetheless remain liable for the rent reserved in this lease and payment of all future rents and other payments which would otherwise become due for the balance of the lease term had it not been terminated shall become immediately due and payable. Tenant hereby waives any rights it may have under existing or future laws. Landlord shall have at all times the right to distrain for rent due. Landlord shall have a valid and first lien upon all property of Tenant whether exempt by law or not, as security for the payment of rent herein reserved, subordinate only to liens granted to finance the initial purchase or installation of fixtures, equipment or inventory.

PARTNERSHIP    51.  Pursuant to the provisions of the Limited Partnership
LIABILITY:     Agreement of Gould Investors L. P. and the policies established by its General Partners, Tenant acknowledges that this lease is enforceable only against and payable only out of the interest of Landlord in the premises demised hereby and that neither
               Landlord nor any partner, officer or shareholder of Landlord assumes or shall be held for any personal liability therefor and that all persons dealing with Landlord pursuant to this lease agreement, shall look only to the interest in the aforementioned premises for payment or performance of any debts, obligations, claims or liabilities.

ESTOPPEL       52.  Tenant agrees that on ten (10) days notice, it will execute
CERTIFICATE:   a document stating that this lease is in full force and effect, has not been amended and is not in default, or specifying amendments and defaults, also stating the date to which rent has been paid. Such requests shall not be made more than four (4) times in a calendar year.

RELOCATION:    53.

NOTICE TO      54.  If in connection with the procurement, continuation or
SUPERIOR       renewal of any financing for which the land and/or the building
LESSORS &      or the interest of the lessee therein under a superior lease
MORTGAGEES:    represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this lease as a condition of such financing; Tenant will not withhold its consent thereto provided that such modifications do not materially increase the obligations of Tenant under this lease or materially and adversely affect any rights of Tenant under this lease. Any change which increases the rents or costs payable by Tenant shall be deemed to materially affect Tenant's rights under this lease.

LANDLORD'S     55.
WORK:

PARKING        56.  Landlord shall provide at least 40* on premises parking
SPACES:        spaces for use of Tenant, its employees and invitees. Landlord reserves the right to alter its parking plan and assignments, and to make reasonable rules for use of the garage and parking areas.
               Landlord shall not be liable for temporary loss of parking spaces due to causes beyond Landlord's control. *20 grade level non-reserved and 20 lower level reserved.

NOTICE OF      57.  Tenant agrees to give any Mortgagees and/or Trust Deed
DEFAULT TO     Holders, by Registered Mail, a copy of any Notice of Default
MORTGAGEE:     served upon the Landlord, provided that prior to such notice
               Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this lease, then the Mortgagees and/or Trust Deed Holders shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within sixty (60) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) in which event this lease shall not be terminated while such remedies are being so diligently pursued.

LATE RENTAL    58.  In addition to the provisions of Paragraph 19 of the printed
PAYMENT:       form, Landlord and Tenant agree that if Tenant shall fail to make payment of any installment of rent or any additional rent within fifteen (15) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to the lesser of (i) six (6%) percent per annum above the then current prime rate charged by Banker's Trust Company, or its successor and (ii) the maximum rate permitted by applicable law on the amount unpaid computed from the date such payment was due to and including the date of payment.

               In the event any check, or voucher payment made by Tenant to the Landlord in payment of the rent or additional rent is returned. by the financial institution to the Landlord marked "insufficient funds", "uncollected funds" or if the Landlord is debited by its bank as a result of a "bad" check previously delivered to Landlord by Tenant in payment of rent or additional rent, then a bookkeeping or administrative charge in the amount of SEVENTY FIVE DOLLARS ($75.00) shall become due and payable by Tenant to Landlord as additional rent. Landlord and Tenant agree, that the aforesaid charge is the agreed reasonable expense incurred by Landlord as a result of such "bad" check.

               In addition to the foregoing, if Landlord utilizes the services of "in-house counsel" or of an attorney which Landlord has on an annual retainer, then Landlord and Tenant agree, upon the execution hereof, than an hourly rate of ONE HUNDRED TWENTY FIVE DOLLARS ($125.00) per hour shall be deemed the reasonable costs of any such legal services employed by Landlord to enforce any of the terms; conditions and covenants of this lease, including but not limited to the payment of rent or additional rent.

FINANCIAL      59.  Tenant agrees that if Landlord requires financial
INFORMATION:   information from the Tenant in Landlord's negotiations for any financing covering the building in which the demised premises form a part, Tenant will, upon Landlord's written request, furnish to Landlord or Landlord's designee, any and all financial statements, reports or relevant information as may be reasonably requested by the lending institution. Said information to be furnished ten (10) days after the request therefor is made.

WORK: 60. Landlord has submitted to Tenant plans and specifications, (hereinafter collectively referred to as "Plan") setting forth, but not limited to, the layouts of partitions (including openings) ceilings, lights and other layouts necessary to complete the demised premises. Such Plan has been approved by Tenant and has been initialed thereon. Landlord will supply the electrical outlets needed for the plan including special outlets for the tandem mini-computer

       (c) Landlord shall perform the work set forth in accordance with the Plan, as provided, however, that Landlord shall have the right to make any changes required by any governmental department or bureau having jurisdiction of the premises. Said work shall be performed by Landlord only once, it being understood, that Landlord's obligation to perform the work is a single, non-recurring obligation.

       (d) Tenant further agrees that if Tenant makes any changes in the Plan subsequent to its approval by Landlord and if Landlord consents to such changes, Tenant shall pay to Landlord all costs and damages which Landlord may incur or sustain by reason of such changes, it being understood and agreed, however, that Landlord shall have the right for any reason to refuse to consent to any changes. Any damages payable under this subparagraph (d) shall be paid by Tenant from time to time upon demand as additional rent, whether or not the lease term shall have commenced.

       (e) Landlord shall give Tenant twenty (20) days' written notice of the anticipated date of substantial completion of the work and Tenant shall have the right during said twenty (20) day period to enter into the premises for the purpose of installing its property and equipment and preparing the premises for its occupancy, provided that (i) neither

            Tenant nor its agents or employees shall interfere with the work being done by Landlord and its agents and employees, (ii) Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord, its agents or employees, (iii) the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the building containing the demised premises, it being agreed that if in Landlord's judgment the labor is incompatible, Tenant shall forthwith, upon Landlord's demand, withdraw such labor from the premises, (iv) Tenant shall procure and deliver to Landlord workmen's compensation, public liability, property damage and such other insurance policies, in such amounts, as shall be reasonably acceptable to landlord in connection with Tenant's work in the premises, and shall, upon Landlord's request, cause Landlord to be named as an insured thereunder, (v) Tenant shall hold Landlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents orders, rules and regulations of any governmental department or bureau having jurisdiction of the premises.

COMMENCEMENT61. (a) The term of this lease shall commence on July 1, 1989.
DATE: Within three (3) days after the commencement date, Landlord's representative and Tenant's representative shall jointly examine the demised premises and shall compile a list of any remaining items of work which Landlord may be obligated to complete (said remaining items being hereinafter referred to as "punch list items"). The taking of possesion of the demised premises by Tenant shall be deemed an acceptance of the premises, but Landlord shall thereafter proceed expeditiously to complete the punch list items.

                (b) Tenant waives any right to rescind this lease under Section
            223 (a) of the Real Property Law of the State of New York and further waives any damages which may result from any delay in the substantial completion of the aforementioned work or delivery of possession of the premises.

PAYMENT OF  62. (a) Tenant's obligation to pay rent shall commence on the date
RENT: set forth in the preceding paragraph 61 (a). The term of the lease shall expire five (5) years from the date of commencement of the term.

                (b) If on July 1, 1989 Landlord is unable to deliver possession of the demised premises to the Tenant, then upon Tenant's written request, Landlord will deliver at least 3,000 square feet of office space for "temporary offices" in the building in which the demised premises are located.* Tenant shall redeliver the temporary office space back to the Landlord in "broom-clean" condition at the time that Landlord delivers possession of the demised premises to the Tenant.

                (d) The work set forth in the approved plans and specifications shall be deemed to have been substantially completed even though minor details or adjustments may not then have been completed. The taking of possession of the demised premises by Tenant shall be deemed an acceptance of the premises and substantial completion by Landlord of the work to be performed. Nothing herein contained shall be construed to release Landlord from its obligation to complete the punch list items.

*  at the same square foot rent.

     (e) Tenant shall, upon the demand of the Landlord, promptly execute, acknowledge and deliver to Landlord an instrument in form reasonably satisfactory to Landlord confirming the dates of commencement and expiration of the lease term.


                               COULD INVESTORS L. P.
                               By its Managing General Partner
                               GEORGETOWN PARTNERS, INC

                            By: /s/ Matthew J. Gould,
                               --------------------------------
                               Matthew J. Gould, Vice President


                               INTEGRATED CASH MANAGEMENT SERVICES, INC.

                            By: /s/ [SIGNATURE ILLEGIBLE]  3/13/89
                               ------------------------------


     63. Tenant may sublet the space for office use provided tenant gets landlord's written approval which written consent shall not be unreasonably withheld, however, it is understood that landlord will not permit a stock brokerage, real estate company or executive suites. Landlord may at his option recapture the space and release tenant from its obligation. In any event tenant will, prior to any sublet furnish landlord in writing the name, terms and conditions including financial credit information and any other requested information to enable landlord to evaluate the sublessee. Landlord's consent to any one sublet shall not be deemed a waiver or consent to any other future sublet.

     64. Landlord acknowledges receipt of $30,000.00 from Tenant upon execution, $20,000 of which to be applied towards payment of 1/st/ month's rent as required herein, $10,000.00 towards Security Deposit leaving an unpaid balance of $30,000.00 for Security to be paid by Tenant, ten (10) days prior to commencement of the term.

                   FIRST AMENDMENT AND MODIFICATION OF LEASE
                   -----------------------------------------

     AGREEMENT made this 15 day of August, 1989 by and between GOULD INVESTORS
L. P., by its Managing General Partner, GEORGETOWN PARTNERS, INC., with offices located at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (hereinafter referred to as "Landlord") and INTEGRATED CASH MANAGEMENT SERVICES, INC., with offices presently located at 60 Cutter Mill Road, Suite 601, Great Neck, New York 11021 (hereinafter referred to as "Tenant').

     WHEREAS, on March 13, 1989, Landlord and Tenant entered into a written agreement of lease (hereinafter referred to as the "Lease") for approximately 9,800 gross rentable square feet of space as per Exhibit A attached to the Lease (hereinafter referred to as the "Original Demised Premises") in the building known as 60 Cutter Mill Road, Great Neck, New York (the "Building"); and

     WHEREAS, Tenant has taken possession of the Original Demised Premises and upon execution of this First Amendment and Modification of Lease, is in occupancy of the Original Demised Premises under the terms, conditions and covenants of the Lease; and

     WHEREAS, Tenant desires to lease 600 additional square feet of rentable space, said 600 additional square feet being presently occupied and a part of that suite currently identified as Suite 609 in the Building; and

     WHEREAS; Landlord and Tenant have agreed to amend and modify the Lease to reflect the addition of the 600 square feet (hereinafter referred to as the "Additional Space") to the Original Demised Premises.

     NOW, THEREFORE, in consideration of the mutual covenants herein and other valuable consideration, the sufficiency and receipt of which Landlord and Tenant acknowledge each to the other, it is agreed that the Lease be amended and modified as follows:

     1. Attached hereto is a copy of a plan (hereinafter referred to as "Additional Plan") setting forth the work to be performed by Landlord to add the 600 square feet to the Original Demised Premises, making same one single unit as per the Additional Plan.

     2. Tenant acknowledges that the Additional Plan delineates the work to be performed by Landlord. All work will be in accordance with and pursuant to Landlord's "Building Standard".

If Tenant desires work to be performed which is above or deviates from Landlord's Building Standard, then the cost of such additional work, material, installation or deviation will be at Tenant's sole cost and expense. Any changes in the work to be performed as delineated by the Additional Plan must be consented to by Landlord.

     3. The Additional Plan provides for removal of the existing double glass doors at the entrance to Suite 601 and the replacement of the aforesaid doors with double oak doors. The Additional Plan sets forth the painting to be done and carpeting installed by Landlord.

     4. Landlord will give at least ten (10) day's prior written notice to Tenant that Landlord anticipates that the work required to be performed pursuant to the Additional Plan for the Additional Space will be substantially completed (said date hereinafter referred to as the "Date of Substantial Completion"). Within three (3) days after the Date of Substantial Completion as set forth in Landlord's notice, Landlord's representative and Tenant's representative shall jointly examine the Additional Space and shall compile a list of any remaining items of work which Landlord may be obligated to complete (said remaining items deemed a "Punch List Item"). The taking of possession of the Additional Space by Tenant shall be deemed an acceptance of the Additional Space, but Landlord shall thereafter proceed expeditiously to complete the Punch List Items.

     5. Upon execution of this First Amendment and Modification of Lease the term Lease Year shall mean, for all purposes, as follows:

   (i)    First Lease Year, July 1, 1989 through June 30, 1990.

  (ii)    Second Lease Year, July 1, 1990 through June 30, 1991.

 (iii)    Third Lease Year, July 1, 1991 through June 30, 1992.

  (iv)    Fourth Lease Year, July 1, 1992 to June 30, 1993.

   (v)    Fifth Lease Year, July 1, 1993 to June 30, 1994.

     6. Upon the execution of this First Amendment and Modification of Lease and subject to the Landlord receiving possession of the Additional Space from the present occupant, the Lease shall be amended so that the Demised Premises shall be the Original Demised Premises and the Additional Space; i.e., rentable square feet of approximately 10,400, instead of approximately 9,800.

     7. Effective from the Date of Substantial Completion, the "Fixed Rent" for the Additional Space for the balance of the First Lease Year shall be at the annual rate of FOURTEEN THOUSAND FOUR HUNDRED ($14,400). Accordingly, effective from the Date of Substantial Completion the Fixed Rent for the entire Demised Premises for the balance of the First Lease Year shall be at the annual rate of 254,400 payable in equal monthly installments of $21,200.00 on the first day of each month. Appropriate adjustment shall be made if the Date of Substantial Completion is not on the last day of the month. Until the Date of Substantial Completion, Tenant shall pay Fixed Rent for the Original Demised Premises as provided in the Lease. The following is given for illustration purposes only. If the Date of Substantial Completion is August 15, 1989, the Tenant's obligation for Fixed Rent under the Lease and this First Amendment and Modification of Lease for the First Lease Year shall be as follows:

     Fixed Rent July 1, 1989 to September 30, 1989, TWENTY THOUSAND DOLLARS ($20,000,00).

     Fixed Rent October 1, 1989 through June 30, 1990, TWENTY ONE THOUSAND TWO HUNDRED ($21,200.00) each month.

     8. Paragraph 39 of the Lease shall be deemed amended to provide for the payment of Fixed Rent subsequent to the First Lease Year as follows:

          For the Second Lease Year, Tenant's obligation for Fixed Rent shall be at the annual rate of TWO HUNDRED SIXTY NINE THOUSAND FIVE HUNDRED FORTY FOUR DOLLARS ($269,544.00) payable on the first day of each month at the rate of TWENTY TWO THOUSAND FOUR HUNDRED SIXTY TWO DOLLARS ($22,462.00)

          For the Third Lease Year, Tenant's obligation for Fixed Rent shall be at the annual rate of TWO HUNDRED EIGHTY FIVE THOUSAND EIGHT HUNDRED NINETY THREE DOLLARS AND 93/100 ($285,893.93) payable on the first day of each month at the rate of TWENTY THREE THOUSAND EIGHT HUNDRED TWENTY FOUR DOLLARS AND 50/100 ($23,824.50).

          For the Fourth Lease Year, Tenant's obligation for Fixed Rent shall be at the annual rate of THREE HUNDRED TWO THOUSAND FOUR HUNDRED FORTY NINE DOLLARS AND 94/100 ($302,449.94) per annum, payable on the first day of each month at the rate of TWENTY FIVE THOUSAND TWO HUNDRED FOUR DOLLARS AND 16/100 ($25,204.16).

          For the Fifth Lease Year, Tenant's obligation for Fixed Rent shall be THREE HUNDRED NINETEEN THOUSAND SIX HUNDRED FORTY FOUR DOLLARS AND 65/l00 ($319,644.65), payable on the first day of each month at the rate of TWENTY SIX THOUSAND SIX HUNDRED THIRTY SEVEN DOLLARS AND 05/100 ($26,637.05).

     9. Tenant, upon the completion & acceptance of the space shall deposit with the Landlord, additional security in the amount of TWO THOUSAND FOUR HUNDRED ($2,400.00), thereby bringing the total of Tenant's security to be held by Landlord, pursuant to the terms, conditions and covenants of the Lease, to FORTY TWO THOUSAND FOUR HUNDRED
FORTY EIGHT DOLLARS AND 98/100 ($42,400.00).

          10. Except as amended and modified herein, all other terms, conditions and covenants of the Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and Modification of Lease the day and year first above written.

                                       GOULD INVESTORS L. P.
                                       By its Managing General Partner
                                       GEORGETOWN PARTNERS, INC.


                                       By:_________________________________
                                          Matthew J. Gould, Vice President

                                       INTEGRATED CASH MANAGEMENT SERVICES, INC.

                                       By: /s/ [ILLEGIBLE]^^  8/15/89
                                           --------------------------

M A J E S T I C
--------------------------------------------------------------------  [LOGO]
                           Property Affiliates, Inc.

November 4, 1993

Mr. Ben Massuda
Integrated Cash Mgmt. Services Inc.
60 Cutter Mill Road/Suite #601
Great Neck, NY 11021

Re: 60 Cutter Mill Road
    Suite #601
    -------------------

Dear Ben:

We enclose herewith a duly executed Second Amendment and Modification of Lease covering the subject premises for your records.

Sincerely,

MAJESTIC PROPERTY AFFILIATES, INC.

/s/ Rose Wagner
Rose Wagner

/rw
enc.

                                  Suite 601
                             60 Cutter Mill Road
                             Great Neck, New York
                             --------------------

                 SECOND AMENDMENT AND MODIFICATION OF LEASE


AGREEMENT entered into this 28 day of October, 1993 by and between 60 CUTTER MILL ROAD PROPERTY CORP. ("Landlord") with offices at Suite 303, 60 Cutter Mill Road, Great Neck, New York 11021 and INTEGRATED CASH MANAGEMENT SERVICES, INC., with offices at Suite 601, 60 Cutter Mill Road, Great Neck, New York 11021. ("Tenant").

WHEREAS, Landlord's predecessor in interest and Tenant entered into a lease dated March 13, 1989, and a First Amendment and Modification of Lease dated August 15, 1989 for premises known as Suite 601, 60 Cutter Mill Road, Great Neck, New York ("Demised Premises") (said lease and First Amendment being referred to collectively herein as "Lease"); and

WHEREAS, Tenant desires to extend the term of the Lease and modify, certain other terms of the Lease;

    NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

          1.  The term of the Lease is extended to June 30, 1999.

          2. Notwithstanding anything in the Lease to the contrary: during the period from October 1, 1993 to September 30, 1994, Tenant shall pay to Landlord Fixed Rent at an annual rental rate of TWO HUNDRED TWENTY-THREE THOUSAND SIX HUNDRED DOLLARS ($223,600.00), payable in equal monthly installments of EIGHTEEN THOUSAND SIX HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($18,633.33), in advance, on the first day of each month without any notice, deduction or setoff whatever.

          3. During the period from October 1, 1994 to September 30, 1995, Tenant shall pay to Landlord Fixed Rent at an annual rate of TWO HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED FORTY-FOUR DOLLARS ($232,544.00), payable in equal monthly installments of NINETEEN THOUSAND THREE HUNDRED SEVENTY-EIGHT AND 66/100 DOLLARS ($19,378.66), in advance, on the first day of each month without any notice, deduction or setoff whatever.

          4. During the period from October 1, 1995 to September 30, 1996, Tenant shall pay to Landlord Fixed Rent at an annual-rate of TWO HUNDRED FORTY-ONE THOUSAND EIGHT HUNDRED FORTY-FIVE AND 76/100 DOLLARS ($241,845.76), payable in equal monthly installments of TWENTY THOUSAND ONE HUNDRED FIFTY-THREE AND 81/100 DOLLARS ($20,153.81), in advance, on the first day of each month without any notice, deduction or setoff whatever.

          5. During the period from October 1, 1996 to September 30, 1997, Tenant shall pay to Landlord Fixed Rent at an annual rate of TWO HUNDRED FIFTY-ONE THOUSAND FIVE HUNDRED NINETEEN AND 59/100

DOLLARS ($251,519.59), payable in equal monthly installments of TWENTY THOUSAND NINE HUNDRED FIFTY-NINE AND 96/100 DOLLARS ($20,959.96), in advance, on the first day of each month without any notice, deduction or setoff whatever.


          6. During the period from October 1, 1997 to September 30, 1998, Tenant shall pay to Landlord Fixed Rent at an annual rate of TWO HUNDRED SIXTY-ONE THOUSAND FIVE HUNDRED EIGHTY AND 37/100 DOLLARS ($261,580.37), payable in equal monthly installments of TWENTY-ONE THOUSAND SEVEN HUNDRED NINETY-EIGHT AND 36/100 DOLLARS ($21,798.36), in advance, on the first day of each month without any notice, deduction or setoff whatever.

          7. During the period from October 1, 1998 to June 30, 1999, Tenant shall pay to Landlord Fixed Rent at an annual rate in the amount of TWO HUNDRED SEVENTY-TWO THOUSAND FORTY-THREE AND 58/100 DOLLARS ($272,043.58), payable in equal monthly installments of TWENTY-TWO THOUSAND SIX HUNDRED SEVENTY AND 29/100 DOLLARS ($22,670.29), in advance, on the first day of each month without any notice, deduction or setoff whatever.

          8. In addition to the Fixed Rent set forth above, Tenant shall also pay Additional Rent as set forth in the Lease.

          9. Tenant shall have the option to terminate the Lease provided the following occurs:

          a) Tenant notifies Landlord (pursuant to the notice requirements of paragraph 28 of the March 13, 1989 lease between Landlord and Tenant) ("Additional Space Notification") that Tenant requires additional space in the Building ("Additional Space"), the amount of which additional space shall be specified in the Additional Space Notification and which Additional Space shall not be less than 1,000 square feet and not more than 6,000 square feet ("Additional Space Notification");

          b) Landlord does not, within 9 months of the Additional Space Notification, offer to Tenant Additional Space which is at least 85% but no more than 115% of the Additional Space requested by Tenant in the Additional Space Notification;

          c) No sooner than 9 months and no later than 9 months and 10 days from the date of the Additional Space Notification, Tenant notifies Landlord (pursuant to the notice requirements of paragraph 28 of the March 13, 1989 lease between Landlord and Tenant) that Tenant is terminating the lease, ("Termination Notice") provided:

               i) The date of termination given in the Termination Notice is the final day of a calendar month and is no less than 6 months after the date of the Termination Notice, and

               ii) Tenant is not in default under any of the terms of the Lease either on the date of the Termination Notice or on the date of termination given in the Termination Notice;

          d) Tenant pays to Landlord on the date of the Termination Notice an amount ("Termination Consideration") equal to the product of a) $72,033.48 (said amount being the difference in Fixed Rent (for the period from October 1, 1993 to June 30, 1994) between the Lease as agreed to prior to this amendment and the Lease as amended by this amendment) and b) a fraction, the numerator of which is the number of months between the date of termination given in the Termination Notice and June 30, 1999, and the denominator of which is 68;

          e) Tenant employs Majestic Property Affiliates as its sole broker for relocating as a result of the termination herein described; and

          f) Tenant demonstrates to Landlord's satisfaction that Tenant has leased space equivalent to that space requested in the Additional Space Notification.

          9. If Landlord offers Tenant Additional Space in the Building in accordance with subparagraphs 8(a) and 8(b) above, Tenant shall lease the Additional Space pursuant to the following:

          a) The Fixed Annual Rent for the Additional Space shall be at the rate of Fixed Rent (per square foot) which is the market rate for the Building at the time the lease for the Additional Space is executed, but in no event shall the Fixed Annual Rent for the Additional Space be less than the rate (per square foot) in effect for the Demised Premises at the time Tenant executes a lease for the Additional Space; and

          b) The lease for the Additional Space shall be for a term of no less than five (5) years, and the Lease for the Demised Premises shall be amended so that it is coterminous with any lease for Additional Space.

          10. If Tenant shall be acquired in its entirety (either by merger, consolidation, asset purchase or stock acquisition) by entity/ies or person(s) unaffiliated, directly or ndirectly, with Tenant or Tenant's officers or directors, Tenant may terminate the Lease upon six (6) months' prior notice (given pursuant to the notice requirements of the Lease) provided:

          a)  On the date of said Termination Notice, Tenant pays to Landlord:
i) the Termination Consideration computed pursuant to subparagraph 8(d) hereof, plus ii) 30% of the amount which would be due to Landlord as Fixed Rent under this Second Amendment and Modification of Lease from the effective date of termination specified in the Termination Notice to the date of expiration of the Lease, had the Lease not terminated by Tenant's notice hereunder:

          b) The date of termination specified in the Termination Notice is the final day of a calendar month; and

     c) Tenant is not in default under any of the terms of the Lease on the date the Termination Notice is given or on the date of termination specified in the Termination Notice.

     11. Except as amended by this agreement, all other terms and conditions of the Lease shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have set their hands as of the day and year first above written.

LANDLORD:
60 CUTTER MILL ROAD PROPERTY CORP.

By: /s/ Matthew J. Gould
   ------------------------------------
   Matthew J. Gould, Vice President

TENANT:
INTEGRATED CASH MANAGEMENT SERVICES, INC.

By: /s/ [ILLEGIBLE]^^ President 10/28/93
    ------------------------------------
    Name:
    Title:

                                Suite 601/609
                              60 Cutter Mill Road
                             Great Neck, New York


                    THIRD AMENDMENT AND EXTENSION OF LEASE

AGREEMENT entered into as of the 3/rd/ day of April 1998 by and between 60 CUTTER MILL ROAD PROPERTY CORP. ("Landlord") with offices at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, and INTEGRATED CASH MANAGEMENT SERVICES, INC. ("Tenant"), with offices at Suite 601, 60 Cutter Mill Road, Great Neck, New York.

WHEREAS, Landlord's predecessor in interest and Tenant entered into a lease dated March 13, 1989 ("Original Lease"), pursuant to which Lease Landlord's predecessor in interest leased to Tenant and Tenant leased from Landlord's predecessor in interest certain premises known as Suite 601, 60 Cutter Mill Road, Great Neck, New York ("Suite 601");

WHEREAS, the Original Lease was amended and modified by First Amendment and Modification of Lease dated August 15, 1989 ("First Amendment") and the Original Lease was further amended and modified and the term of the Original Lease extended by Second Amendment and Modification of Lease dated October 28, 1993 ("Second Amendment") (Original Lease, as so amended, modified and extended is referred to herein as "Lease");

WHEREAS, Tenant desires to lease additional space pursuant to the terms of the Lease, extend the term of the Lease and to modify certain other terms of the Lease;

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

     1. The term of the Lease is extended for a period of five (5) years commencing July 1, 1999 and ending June 30, 2004.

     2. (a) Effective the Substantial Completion Date (as that term is defined below), "Demised Premises," (as that term is used in the Lease) shall mean both Suite 601 and Suite 609, 60 Cutter Mill Road, Great Neck, New York ("Suite 609," comprised of 620 square feet). The Substantial Completion Date is estimated to be on or about April 15, 1998, but Landlord makes no warranty or representation as to what date the Substantial Completion Date will be.

(b) Attached hereto and made a part hereof as Exhibit A is a plan ("Plan"), setting forth the work to be performed by Landlord to combine Suite 601 and Suite 609 ("Landlord's Work"). Landlord's Work shall be in accordance with and pursuant to Landlord's building standard. Landlord shall endeavor to minimize the disruption of Tenant's business during such construction, but shall not be liable for any temporary disturbance or interruption of Tenant's business. If Tenant desires work to be performed which is in addition to or deviates from Landlord's building standard, then the cost of such additional work, material, installation or deviation will be at Tenant's sole cost and expense. Any changes in Landlord's Work must be consented to by Landlord. Landlord shall give Tenant not less than ten (10) days' prior written notice to Tenant of the date Landlord's Work shall be substantially completed ("Substantial Completion Date"). Within three (3) days of the Substantial Completion Date, Landlord and Tenant (or their representatives) shall jointly examine the Demised Premises and shall compile a list of any remaining items of work which Landlord shall be obligated to complete pursuant to the Lease, as hereby amended ("Punch List Items"). The taking of possession of Suite 609 by Tenant shall be deemed an acceptance of Suite 609, and Landlord shall thereafter proceed expeditiously to complete the Punch List Items.

(c) If Landlord is unable to give possession of Suite 609 because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Landlord's Work has not been substantially completed because of a holding over or retention of possession of any tenant, undertenant or occupant or due to force majeure, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder for Suite 609 shall be abated (provided Tenant is not responsible for Landlord's inability to obtain possession) until after Landlord shall have given Tenant written notice that Suite 609 is ready for Tenant's occupancy. The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

     3. (a) During the period from the Substantial Completion Date through June 30, 1999, Tenant shall pay Landlord Basic Rent (previously referred to as "Fixed Rent") for Space 609 at the rate of FIFTEEN THOUSAND THREE HUNDRED SIXTEEN AND 35/100 DOLLARS ($15,316.35) per annum, payable in advance on the first day of each month in monthly installments of ONE THOUSAND TWO HUNDRED SEVENTY-SIX AND 36/100 DOLLARS ($1,276.36) without notice, demand or setoff. The Basic Rent for Space 609 for any partial month during such period shall be at the rate of $41.17 per diem and shall be payable on the Substantial Completion Date. The Basic Rent for Suite 609 set forth in this Subparagraph 3(a) is in addition to the Basic Rent for Suite 601 set forth in Paragraph 7 of the Second Amendment.

(b) During the period from July 1, 1999 through June 30, 2000, Tenant shall pay Landlord Basic Rent for the Demised Premises (i.e., both Space 601 and 609) at
                                              ---
the rate of TWO HUNDRED NINETY THOUSAND THREE HUNDRED SEVENTY-SEVEN DOLLARS ($290,377.00) per annum, payable in advance on the first day of each month in monthly installments of TWENTY-FOUR THOUSAND ONE HUNDRED NINETY-EIGHT AND 08/100 DOLLARS ($24,198.08) without notice, demand or setoff.

(c) During the period from July 1, 2000 through June 30, 2001, Tenant shall pay Landlord Basic Rent for the Demised Premises at the rate of THREE HUNDRED
ONE THOUSAND NINE HUNDRED NINETY-TWO AND 08/100 DOLLARS ($301,992.08) per annum, payable in advance on the first day of each month in monthly installments of TWENTY-FIVE THOUSAND ONE HUNDRED SIXTY-SIX AND 0l/l00 DOLLARS ($25,166.01) without notice, demand or setoff.

(d) During the period from July 1, 2001 through June 30, 2002, Tenant shall pay Landlord Basic Rent for the Demised Premises at the rate of THREE HUNDRED FOURTEEN THOUSAND SEVENTY-ONE AND 76/100 DOLLARS ($314,071.76) per annum, payable in advance on the first day of each month in monthly installments of TWENTY-SIX THOUSAND ONE HUNDRED SEVENTY-TWO AND 65/100 DOLLARS ($26,172.65) without notice, demand or setoff.

(e) During the period from July 1, 2002 through June 30, 2003 Tenant shall pay Landlord Basic Rent for the Demised Premises at the rate of THREE HUNDRED TWENTY-SIX THOUSAND SIX HUNDRED THIRTY-FOUR AND 63/100 DOLLARS ($326,634.63) per annum, payable in advance on the first day of each month in monthly installments of TWENTY-SEVEN THOUSAND TWO HUNDRED NINETEEN AND 55/100 DOLLARS ($27,219.55) without notice, demand or setoff.

(f) During the period from July 1, 2003 through June 30, 2004, Tenant shall pay Landlord Basic Rent for the Demised Premises at the rate of THREE HUNDRED THIRTY-NINE THOUSAND SEVEN HUNDRED AND 01/100 DOLLARS ($339,700.01) per annum, payable in advance on the first day of each month in monthly installments of TWENTY-EIGHT THOUSAND THREE HUNDRED EIGHT AND 33/100 DOLLARS ($28,308.33) without notice, demand or setoff.

     4. Simultaneously with the execution of this amendment, Tenant shall deposit with Landlord an additional $2,552.73 to be held by Landlord as security pursuant to Paragraph 34 of the Original Lease, so that total security held by Landlord pursuant to the Lease shall be $44,952.73.

     5. Upon the Substantial Completion Date, Tenant shall be allotted one additional reserved parking space and one additional non-reserved parking space in addition to the parking spaces allotted pursuant to Paragraph 56 of the Original Lease.

     6. As soon as is practicable after the execution of this amendment, Landlord shall: (a) paint the Demised Premises in a color selected by Tenant which conforms to building standard; (b) carpet the Demised Premises in a style and color selected by Tenant which conforms to building standard; (c) repair or paint damaged ceiling tiles in the Demised Premises. Landlord's obligation to perform according to the terms of this Paragraph is a one-time-only, non-recurring obligation.

     7. Landlord and Tenant acknowledge that there are two paragraphs of the Second Amendment which are designated "Paragraph 9." The references in the second Paragraph 9 and Paragraph 10 of the Second Amendment to Subparagraphs 8(a), 8(b) and 8(d) are deemed to refer to Subparagraphs (a), (b) and (d) of the first Paragraph 9 of the Second Amendment.

     8. Subparagraph (d) of the first Paragraph 9 of the Second Amendment is deleted and the following inserted in its place:

     "(d) Tenant pays to Landlord on the date of the Termination Notice an amount ("Termination Consideration") equal to the product of (i) $122,731.00 and (ii) a fraction, the numerator of which is the number of months between the date of termination given in the Termination Notice and June 30, 2004, and the denominator of which is 75."

     9. Subparagraph 10(a) of the Second Amendment is deleted, and the following inserted in its place:

     "(a) On the date of said Termination Notice, Tenant pays to Landlord: (i) the Termination Consideration computed pursuant to subparagraph (d) of the first Paragraph 9 hereof, plus (ii) 30% of the amount which would be due to Landlord as Basic Rent under the Third Amendment of Lease from the effective date of termination specified in the Termination Notice to the date of expiration of the Lease, had the Lease not terminated by Tenant's notice hereunder."

     10. Except as amended hereby, all other terms and conditions of the Lease remain in full force and effect and shall be binding upon Landlord and Tenant in all respects.

IN WITNESS WHEREOF, Landlord and Tenant have set their hands as of the day and year first above written.

LANDLORD:
60 CUTTER MILL ROAD PROPERTY CORP.

By: /s/ Matthew J. Gould
    ----------------------------------
        Matthew J. Gould, President

TENANT:
INTEGRATED CASH MANAGEMENT SERVICES, INC.

By: /s/ [ILLEGIBLE]^^         4/3/98
    ----------------------------------

                                   [DIAGRAM]
L

                           Suite 601/609/614/615/616
                              60 Cutter Mill Road
                             Great Neck, New York

                    FOURTH AMENDMENT AND EXTENSION OF LEASE

AGREEMENT entered into as of the 20/th/ day of July, 1999 by and between 60 CUTTER MILL ROAD PROPERTY CORP. ("Landlord"), with offices at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, and INTEGRATED CASH MANAGEMENT SERVICES, INC. ("Tenant"), with offices at Suite 601, 60 Cutter Mill Road, Great Neck, New York 11021.

WHEREAS, Landlord's predecessor in interest and Tenant entered into an Agreement of Lease dated March 13, 1989 ("Original Lease"), pursuant to which Lease Landlord leased to Tenant and Tenant leased from Landlord certain premises in the building located at 60 Cutter Mill Road, Great Neck, New York 11021;

WHEREAS, the Original Lease was amended by (1) First Amendment and Modification of Lease dated August 15, 1989, (2) Second Amendment and Modification of Lease dated October 28, 1993 and (3) Third Amendment and Extension of Lease dated as of April 3, 1998 (the Original Lease as so amended is referred to herein as the "Lease");

WHEREAS, pursuant to the Lease, Tenant is currently occupying Suite 601 and Suite 609 at the Building, comprising a total of approximately 11,020 square feet; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease, add certain additional space to the Demised Premises leased thereunder and modify certain other terms of the Lease;

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

     1.   Capitalized Terms. Capitalized terms used herein and not otherwise
          -----------------
defined herein shall have the respective meanings ascribed thereto in the Lease.

     2.   Demised Premises. Effective as of the Substantial Completion Date (as
          ----------------
defined below) (but subject to Landlord receiving possession of the Additional Space (hereinafter defined) from their present occupants), Suites 614, 615 and 616 (collectively, the "Additional Space") (as delineated on the floor plan attached hereto as Exhibit A), comprising approximately 4,729 square feet, shall be added to the Demised Premises, and the term "Demised Premises" as used in the Lease shall mean Suite 601, 609, 614, 615 and 616.

     3.   Commencement Date; Term. Effective as of the Substantial Completion
          -----------------------
Date, the term of the Lease shall be extended such that the term, as hereby amended (the "Amended Term"), shall commence on the Substantial Completion Date and shall expire at 11:59 p.m. on the day before the tenth (10/th/) anniversary of the Substantial Completion Date (the "Expiration Date"). At the request of either party, the other party shall execute and deliver a commencement date acknowledgement notice, confirming the Substantial Completion Date and the Expiration Date, as amended and extended hereby.

     4.   Basic Rent. (a) During the period from the Substantial Completion Date
          ----------
through and including June 30, 2000, Tenant shall pay to Landlord Basic Rent at the rate of FOUR HUNDRED FOURTEEN THOUSAND NINE HUNDRED EIGHTY-SIX AND 16/100 DOLLARS ($414,986.16) per annum, payable in advance on the first day of each month in monthly installments of THIRTY-FOUR THOUSAND FIVE HUNDRED EIGHTY-TWO AND 18/100 DOLLARS ($34,582.18) without notice, demand or setoff.

(b) On each of July 1, 2000, July 1, 2001, July 1, 2002 and July 1 2003, the annual Basic Rent payable pursuant to the Lease shall be increased to an amount equal to the Basic Rent for the immediately preceding lease year plus four (4%) percent of such amount. On July 1, 2004 and on each succeeding July 1 thereafter during the term, the annual Basic Rent payable pursuant to the Lease shall be equal to the lesser of (1) the annual Basic Rent for the immediately preceding lease year plus five (5%) percent of such amount and (2) the annual Basic Rent for the immediately preceding lease year "As Increased By CPI" (as such phrase is defined below). In no event shall the Basic Rent payable hereunder be subject to decrease.

(c) As used herein, the phrase "As Increased By CPI" shall mean the amount resulting from taking the Basic Rent in effect as at the preceding month of June and multiplying same by the CPI (as defined below) for said June, then dividing the result by the CPI for June of the year before said July 1 (i.e., the adjustment will reflect a one-year June change). In the event that such increase is not known at a given July 1, then any adjustments relating back shall be paid within 15 days following receipt by Tenant of a bill therefor. The term "CPI" shall mean the Consumer Price Index for All Urban Consumers, New York, New York, Northeastern New Jersey for All Items, as published by the Bureau of Labor Statistics of the United States Department of Labor. If such index is changed in its make-up or application, it shall be appropriately adjusted to reflect the intent herein. If such index is discontinued, then the most nearly comparable index shall be used.

(d) Modifying Paragraph 38 of the Original Lease, Tenant acknowledges that the Basic Rent payable hereunder includes an amount for Tenant's consumption of electricity in the Demised Premises, and that such included amount is based upon the assumption that (1) the Demised Premises shall be used as general offices for a computer software company and (2) all of the electrically-operated equipment in the Demised Premises shall be operated for an average of no more than sixty (60) hours a week plus useage for computer servers, telephone systems, fax machines and security systems (the "24 x 7 Equipment"), which are operated 168 hours per week. If the Demised Premises or any portion thereof is used in excess of such assumptions, then Tenant shall pay for such overtime use as determined by a survey of an electrical consultant to be chosen by Landlord, to be billed monthly and to be paid as additional rent (or, at Landlord's option, to be included in the Basic Rent payable hereunder), and Landlord shall have all rights and remedies for the collection thereof as Landlord has for the collection of rents under the Lease. In the event a survey is conducted by an electrical consultant chosen by Landlord as provided in the immediately preceding sentence, then Tenant, within sixty (60) days after notification from Landlord of the determination of said consultant, shall have the right to contest, at Tenant's sole cost and expense, such determination by submitting to Landlord within said sixty (60) day period a survey determination prepared by an electrical consultant chosen by Tenant, which determination shall highlight the differences between Landlord's survey and Tenant's survey. If the determination of Tenant's consultant does not vary from the determination of Landlord's consultant by more than ten (10%) percent, then the determination of Landlord's consultant shall be binding and conclusive. If the determination of Tenant's consultant shall vary from the determination from the determination of Landlord's consultant by more than ten (10%) percent, and if Landlord's consultant and Tenant's consultant shall be unable to reach agreement with respect to such variance within thirty (30) days after the determination of Tenant's consultant, then said consultants to make the determination, and the determination of such third consultant shall mutually select in good faith a third consultant shall be binding and conclusive. Landlord and Tenant shall share the cost of such third consultant. In the event that said consultants shall be unable to select a mutually acceptable third (30) day period, then either party shall have the right to request the American Arbitration Association in Nassau County to designate an additional consultant, the cost of which shall be shared equally by the parties and whose determination shall be binding and conclusive.

     5.   Security. On the Substantial Completion Date, Tenant shall deposit
          --------
with Landlord an additional $24,211.63 to be held by Landlord as security pursuant to the Lease, so that the total security then held by Landlord pursuant to the Lease (exclusive of interest accrued thereon, if any) shall be $69,164.36.

     6.   Real Estate Taxes. (a) From and after July 1, 2004, Tenant shall pay,
          -----------------
as Additional Rent, 15.29% ("Tenant's Proportionate Share") of all taxes and assessments, general and special, ordinary and extraordinary, and all other impositions of every kind and nature whatsoever, which may be levied, imposed or assessed by a governmental authority or other taxing authority during the Term against the Demised Premises, the Land and Building and improvements and appurtenances, or any part thereof, the use of which is available to Tenant (hereinafter jointly "Property"), and all taxes and assessments upon any leasehold interests, to the extent that such taxes and assessments exceed the Base Year total as hereinafter defined; provided, however, for the tax years in which the Lease commences or expires the amount of any excess for such tax year payable hereunder shall be pro rated between Landlord and Tenant on the basis of the Commencement Date and the Expiration Date.

(b) "Base Year" shall mean (i) for a taxing authority whose tax year is the calendar year, the 1999 calendar year, and (ii) for a taxing authority whose tax year is not the calendar year, that taxing authority's fiscal tax year 1999/2000.

(c) If any kind of tax or assessment whatsoever shall be charged against Landlord partially or totally in substitution for real estate taxes and/or assessments, same shall be deemed as a real estate tax for purposes of this section of the Lease.

(d) should any governmental authority having jurisdiction impose a tax and/or assessment (other than franchise tax) upon or against the Rents payable hereunder by Tenant to Landlord, or the occupancy by Tenant, such tax shall be Tenant's obligation and responsibility, but if paid by Landlord, shall be deemed Additional Rent and reimbursed to Landlord by Tenant within ten (10) days after submission of a bill for same.

(e) Tenant shall pay Tenant's Proportionate Share of such increase in taxes and assessments to Landlord within fifteen (15) days after the submission of a bill for same, provided however, upon written request of Landlord or mortgagee to escrow such increases in taxes, Tenant shall pay Tenant's Proportionate Share of such increase in taxes and assessments requested to be escrowed on a monthly basis in amounts as determined by Landlord in good faith or in amounts as determined by Landlord's mortgagee. If the monthly payments made by Tenant shall be less than Tenant's Proportionate Share of the increase in such taxes and assessments, then Tenant shall pay such deficiency to Landlord within fifteen
(15) days after written request. If Tenant's monthly payments shall exceed Tenant's actual proportionate share of the increase in such taxes and assessments, then such excess shall be applied against the next payment(s) due pursuant to this Paragraph. Upon Tenant's request Landlord shall provide Tenant with copies of tax bills which relate to any bill provided by Landlord to Tenant pursuant to this Paragraph.

(f) Tenant shall pay as aforesaid Tenant's Proportionate Share of all assessments which may be levied, assessed, charged or imposed by a governmental authority or other taxing authority upon the Land and Building or any part thereof by reason of any public works or construction, provided that whenever assessments or special assessments may be paid in installments, Landlord shall enter into such agreement or agreements as are permitted by law to secure the right and privilege of paying such assessments or special assessments in installments. In such case, the last such installment paid prior to commencement or termination of this lease shall be pro rated between Landlord and Tenant.

(g) Tenant shall pay all personal property taxes levied on the merchandise, equipment, appliances, fixtures, machinery, inventory, furniture and other personal property and contents and leasehold value of the Demised Premises.

     7.   Renewal Option. Effective as of the Substantial Completion Date, and
          --------------
provided that Tenant shall not be in default (both on the date the renewal option is exercised as well as on the day the renewal term is scheduled to commence, and, with respect to non-monetary defaults only, beyond any applicable notice and/or grace periods), Tenant shall have the one time right to extend the term of the Lease for an additional five (5) year period. Tenant must deliver written notice of its exercise of such option no later than six (6) months prior to the Expiration Date (time being of the essence). All of the terms, provisions and conditions of the Lease shall be applicable to such renewal term, except that upon the commencement date of such renewal term, and on each anniversary of such date thereafter, the annual Basic Rent shall be increased to an amount equal to the Basic Rent for the immediately preceding lease year plus four (4%) percent of such amount, payable in advance on the first day of each month in equal monthly installments without notice, demand or setoff, and otherwise as required under the Lease as hereby amended.

     8.   Option to Expand. From and after the Substantial Completion Date,
          ----------------
Tenant shall have the option to expand the Demised Premises to include available additional space in the Building, provided the following conditions are satisfied: (1) Tenant is not in default (both on the date Tenant's Expansion Notice (hereinafter defined) shall be given as well as on the date the additional space is scheduled to be added to the Demised Premises and, with respect to non-monetary defaults only, beyond any applicable notice and/or grace periods), (2) Tenant shall have previously exercised it's right to extend the term of the Lease pursuant to Paragraph 7 above (or shall exercise such right simultaneously with delivery of Tenant's Expansion Notice), (3) Tenant shall have notified Landlord in writing that Tenant desires to expand the Demised Premises by leasing additional space in the Building pursuant to this Paragraph 8 ("Tenant's Expansion Notice"), the amount of which additional space shall be specified in Tenant's Expansion Notice and shall not be less than 1000 square feet nor more than 6000 square feet and (4) additional space in the Building is in fact then available for lease and delivery to Tenant, such available space is at least 85% of the space requested by Tenant in Tenant's Expansion Notice and Landlord shall have notified Tenant of such availability within three (3) months after receipt of Tenant's Expansion Notice. In the event that any of the conditions 1 through 3 above shall not have been satisfied, Tenant's right to expand with respect to the additional space set forth in the applicable Tenant's Expansion

Notice shall be null and void and of no further force or effect. In the event that such conditions 1 through 3 shall have been satisfied, such available additional space shall be added to the Demised Premises and all of the terms and provisions of the Lease shall be applicable thereto, except that:

     (a) The Basic Rent for such additional space shall be at the rental rate per square foot which is the market rate for the Building at the time such space is added to the Demised Premises, as determined by Landlord (but in no event less than the rental rate per square foot then in effect for the Demised Premises), and such amount shall be added to the Basic Rent payable under the Lease with respect to the Demised Premises (and shall be subject to increase as provided in the Lease as amended hereby); and

     (b) Tenant's Proportionate Share shall be increased to take into account the addition to the Demised Premises of such additional space, in an amount to be determined by Landlord.

     9.   Termination Option. (a) From and after September 1, 2004, Tenant shall
          ------------------
have the option, to be exercised upon no less than twelve (12) months prior written notice to Landlord, to terminate the Lease (which notice shall specify the effective date of such termination); provided that the following conditions are satisfied: (a) Tenant is not in default (both on the date such notice shall be given to Landlord as well as on .the effective date of' such termination),
(b) the effective date of such termination shall be the final day of a calendar month and (c) simultaneously with such notice, Tenant shall pay to Landlord the. following amounts: (i.) an amount equal to $1,300.00 multiplied by the number of months remaining in the term of the Lease (as same may have been extended) after such effective date, (ii) $145,750.00 (which amount shall be reduced by $2,429.00 per month commencing October 1, 2004 and on the first day of each month thereafter through the effective date of said termination) and (iii) an amount equal to 25% of the amount which would have been due to Landlord as Basic Rent from the effective date of such termination to the Expiration Date had the Lease not been so terminated.

          (b) The "first" Paragraph 9 of the Second Amendment and Modification of Lease, dated October 28, 1993, relating to Tenant's option to terminate the Lease upon certain conditions, is hereby deleted in its entirety.

     10.  Parking. Upon the Substantial Completion Date, Tenant's allotted
          -------
parking spaces shall be increased such that Tenant shall be allotted a total of thirty (30) reserved parking spaces and thirty-one (31) non-reserved parking spaces.

     11.  Landlord's Work. (a) Annexed hereto as Exhibit B (and initialed by
          ---------------
the parties) is a plan (the "Plan") setting forth the work to be performed by Landlord at its sole cost and expense in connection with this Amendment ("Landlord's Work"). All such work shall be performed in a good and workmanlike manner, using new materials, shall be in accordance with and pursuant to Landlord's "Building Standard". All construction drawings prepared in connection with Landlord's Work shall be submitted to Tenant for its prior approval, which approval shall not be unreasonably withheld and which approval shall be deemed given if Tenant does not respond to such request for approval within three business days after such submission by Landlord; it being understood that Landlord will not perform the Landlord's Work delineated on any such construction drawing until Tenant shall have approved (or shall be deemed to have approved) same. If Tenant desires work to be performed which is not delineated on the Plan and/or is above or deviates from Landlord's Building Standard, then the cost of such additional work, material, installation or deviation shall be at Tenant's sole cost and expense. Any changes in the work to be performed as delineated on the Plan must be consented to by the parties in writing. Notwithstanding the foregoing, Landlord shall have the right to make any changes required by any governmental department or bureau having jurisdiction of the Demised Premises, written notice of which shall be delivered by Landlord to Tenant. Said work shall be performed by Landlord only once, it being understood that Landlord's obligation to perform Landlord's Work is a single, non-recurring obligation, subject to subparagraph 11(b) below.

     (b) Landlord shall give Tenant at least seven (7), days notice prior to any sheet-rocking of the walls Landlord may perform in connection with Landlord's Work, and Landlord shall give at least ten (10) days prior written notice to Tenant, setting forth the date on which Landlord anticipates that Landlord's Work will be substantially completed and the Additional Space will be ready for occupancy and available for delivery to Tenant (the date on which such Landlord's Work shall have been substantially completed is hereinafter referred to as the "Substantial Completion Date"). Within three (3) days after the Substantial Completion Date, Landlord's representative and Tenant's representative shall jointly examine Landlord's Work and shall compile a list of any remaining items thereof which Landlord may be obligated to complete (i.e., so-called "punchlist" items). The taking of possession of the Additional Space by Tenant shall be deemed to be Tenant's acceptance of same, but Landlord shall thereafter diligently proceed to complete said punchlist items.

     12.  As Is; Failure to Give Possession. (a) Tenant hereby acknowledges that
          ---------------------------------
it is currently in occupancy of Suites 601 and 609 pursuant to the Lease, that it has inspected same and is fully, familiar with the condition thereof and Tenant accepts same in "as is" condition, subject to Landlord's obligation to perform

Landlord's Work with respect to such space (if applicable) and subject to Landlord's other obligations under the Lease.

     (b) Tenant hereby acknowledges that Suites 614 and 616 are currently leased to and occupied by other tenants of the Building. Notwithstanding anything to the contrary contained in this Amendment or in the Lease, in the event that Landlord is unable to deliver possession of Suites 614, 615 and/or 616 to Tenant in the condition required hereby on or prior to the date which is nine (9) months after the date hereof, whether because of the holding-over or retention of possession of any such tenant, undertenant or occupants, or if Landlord's Work cannot be completed by Landlord because of a holding over or retention of possession of any such tenant, undertenant or occupant or due to force majeure, or for any other reason (provided Tenant is not responsible for same), then (1) this Amendment shall automatically be null and void and of no further force or effect, and the Lease shall continue in accordance with its terms without regard to this Amendment and (2) Landlord shall not be subject to any liability for such failure to give possession, and the validity of the Lease (without regard to this Amendment) shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease. The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

     13.  Suite 206.  From and after the date hereof through the Substantial
          ---------
Completion Date, Tenant shall be entitled to occupy Suite 206 in the Building, which Suite 206 is comprised of approximately 3,264 square feet and which is currently vacant, subject to all of the terms and conditions set forth in the Lease as amended hereby except that (1) such occupancy shall automatically expire and terminate on the date which is fifteen (15) days after the Substantial Completion Date, (2) rent for such space shall be payable commencing July 1, 1999 (which July 1 payment shall be paid by Tenant simultaneously with its execution hereof) and shall be at the annual rate of $26.35 per square foot (i.e, $7,167.20 per month) and (3) Tenant shall be entitled to an additional twelve (12) parking spaces, six (6) of which shall be reserved and six (6) of which shall be non-reserved. Effective as of the date which is fifteen (15) days after the Substantial Completion Date, Tenant shall surrender said Suite 206 in the manner and condition provided for in the Lease with respect to the surrender of the Demised Premises, and this Paragraph 13 shall be of no further force or effect. In the event that Tenant shall willfully fail to surrender Suite 206 on the date which is fifteen (15) days after the Substantial Completion Date as herein required (i.e., such failure is intentional and is not due to
                 ----
circumstances beyond Tenant's reasonable control), then rent during such holdover period shall be equal to three times the rent payable with respect to Suite 206 as provided above, Tenant hereby acknowledges that Landlord is in the process of finalizing a lease for Suite 206 with a prospective tenant. Provided same is not unreasonably disruptive to the operation of Tenant's business in Suite 206, any potential tenant for said Suite shall have the right, following notice to Tenant from Landlord and during the period of Tenant's occupancy of Suite 206, to enter said Suite in order to prepare same for such tenant's occupancy. Tenant shall have the right to have its representative present during any such entry, and if requested by Tenant Landlord shall use reasonable efforts to cause any such entry to be performed by such prospective tenant during non-regular business hours.

     14.  Miscellaneous. (a)  The total of the Demised Premises (inclusive of
          -------------
Suites 601, 609, 614, 615 and 616) is comprised of approximately 15,749 square feet. Said area constitutes 15.29% of the total leasable space in the Building.

     (b) If and to the extent the terms and provisions of this Agreement conflict with or are inconsistent with the Original Lease as previously amended, the terms and provisions of this Agreement shall prevail and be controlling.

     15.  Ratification.  Except as modified hereby, the terms and provisions of
          ------------
the Lease remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, Landlord and Tenant have set their hands as of the day and year first above written.

LANDLORD:

60 CUTTER MILL ROAD PROPERTY CORP.


By:_____________________________________
   Matthew J. Gould, President

TENANT:

INTEGRATED CASH MANAGEMENT SERVICES, INC.

By: /s/ Peter C. Erich
   -------------------------------------
   Name: PETER C. ERICH
   Title: VP

                                   EXHIBIT A

                                  Floor Plan

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B

                                   The Plan

                                   EXHIBIT B

            Landlord's Work
            ---------------


(ITEMS 22 and 25 SHALL BE COMPLETED AT TENANT'S EXPENSE)
---------------------------------------------------------

 1.  LOCATION OF ALL WALLS AND DOORS AS SHOWN ON PLAN
 2.  ALL WALLS SHALL BE CEILING HEIGHT WITH ONE LAYER OF 5/8" GYP. BD. EACH
     SIDE OF 2-1/2" METAL STUDS 24" O.C.
 3. ALL EXISTING CEILINGS EXCEPT IN "AREA 51" SHALL BE REMOVED AND NEW 24 X 48 SECOND LOOK II #1761 (OR EQUAL) LAY-IN ACOUST. TILE BE INSTALLED. WITH
     NEW 15/16" LAY-IN GRID.
     PATTERN SHALL FOLLOW GRID PATTERN IN "AREA 51".
 4. ALL PENDANT MOUNTED LIGHTING SHALL BE REPLACED WITH 145- 24 X 48 18-CELL PARABOLIC FLUORESCENT LIGHT FIXTURES W/ 3-T8 3800K. BULBS AND ELECTRONIC BALLASTS
 5. ALL COMMON AREAS & OFFICES.(REUSE 41 EXISTING PARABOLIC LIGHT FIXTURES. RE-BULB TO MATCH NEW FIXTURES.)
 6.  INSTALL 50 NEW DUPLEX RECEPTACLES
 7.  INSTALL 4 NEW ISOLATED GROUND 115V. 20A. CIRCUITS
 8.  INSTALL 2- PLUG MOULD (12" O.C.) WITH 2- CIRCUITS IN LAB
 9.  INSTALL 1- COMBO FLOOR RECEPTACLE IN WAITING ROOM
10. ALL AREAS EXCEPT LOUNGE, LAB, COMPUTER ROOM & LAVATORY SHALL RECEIVE NYLON 28 OZ. LOOP PILE CARPET, DIRECT GLUE DOWN INSTALLATION. A POURED SELF-LEVELING SYSTEM (ARDEX OR EQUAL) SHALL BE INSTALLED OVER EXISTING CERAMIC TILE PRIOR TO CARPET INSTALLATION.
11. LOUNGE AND TEST LAB SHALL RECEIVE BLDG STD V.C.T. (LAVATORY TILE TO REMAIN AND BE CLEANED.)
12. ALL COMMON AREA WALLS IN AREA "A" (THE COMMON AREA BETWEEN AREA 51 AND THE SOUTHEASTERN SECTOR) SHALL RECEIVE TYPE 1 VINYL WALLCOVERING;
     ALL WALLS THAT NOW HAVE CARPET SHALL HAVE CARPET REMOVED AND 1/8" LUAN FASTENED TO WALLS PRIOR TO INSTALLATION OF THE VWC
13.  ALL OTHER WALLS SHALL BE PAINTED W/ FLAT LATEX BENJ. MOoRE PAINT
14. ALL HOLLOW METAL DOOR BUCKS SHALL BE PAINTED W/ SEMI-GLOSS ENAMEL BENJ. MOORE PAINT
     (EXISTING OAK FRAMES SHALL REMAIN & RECEIVE A COAT OF CLEAR SATIN POLYURETHANE SEALANT
15. ALL IN AREA "A" SHALL BE REUSED. ALL OTHER DOORS SHALL BE BLDG STANDARD FULL-HEIGHT OAK DOORS.
     ALL NEW HARDWARE SHALL MATCH EXISTING
16. ENTRY AND WAITING ROOM DOORS SHALL BE REPLACED WITH DOUBLE 6' WIDE 1/2" TEMPERED GLASS DOORS WITH POLISHED CHROME PULLS, LOCK, CLOSERS AND HOLD OPEN DEVICE
     A FULL HEIGHT GLASS WALL AT THE WAITING AREA SHALL MATCH GLASS DOORS
17.  PROVIDE AND INSTALL 2- SINGLE 3' X 8' 1/2" TEMPERED GLASS DOORS W/ HDWRE
     AS LOCATED ON PLAN
18. PROVIDE & INSTALL 2- 6' DIAMETER METAL CONDUIT W/ PULL STRINGS FROM WAITING AREA ACROSS ELEVATOR LOBBY INTO THE NORTH SIDE OF TENANT'S SPACE (AREA 51)
19.  PROVIDE AND INSTALL A ELECTRIC ROLL-UP SHADE AT CONFERENCE ROOM SKYLIGHT
20. EXIT AND EMERGENCY LIGHTING AND HVAC MODIFICATIONS SHALL BE PROVIDED IN ACCORDANCE WITH DESIGN INTENT INDICATED ON PLAN. DIFFUSERS SHALL BE REUSED OR REPLACED AT LANDLORD'S SOLE DESCRIPTION.
21. 16- HI-HATS SHALL BE PROVIDED & INSTALLED IN THE WAITING AREA(10) AND MAIN ENTRY HALL(6)
22. PLASTIC LAMINATE CABINETRY IN LOUNGE SHALL BE MODIFIED AS PER NEW LAYOUT - BY TENANT
23. WAITING AREA CEILING SHALL BE DEMOLISHED: UPON INSPECTION AFTER DEMOLITION IT SHALL BE DETERMINED IF ANY ADJUSTMENTS IN HEIGHT CAN BE MADE AND IF MODIFICATION TO SPECIFICATION OF LIGHTING SHALL BE MADE.
24.  NEW ELECTRICAL TRANSFORMER TO BE SIZED AND INSTALLED
     ALL TELEPHONE & COMPUTER WIRING TO BE INSTALLED BY TENANT
     (TENANT'S CONTRACTOR TO CO-ORDINATE WITH LANDLORD.
25. ALL FURNISHINGS, EQUIPMENT AND INSTALLATION AND/OR MOVING THEREOF IS TENANT'S RESPONSIBILITY
26.  INSTALL 2 NEW SPRINKLER HEADS AT GLASSS ENTRY DOOR

                                    I.C.M.
                                   SUITE 600
                              60 CUTTERMILL ROAD
                             GREAT NECK, NEW YORK

                              DATE: JUN 15, 1999
                              SCALE: 1/16" =1'-0'
                             JOB NUMBER: 86-419-5L
                               PRELIM6-ANNOTATED

[LOGO OF OMNITECH]

                           [FLOOR PLAN APPEARS HERE]